UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2014

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

An annual meeting of our shareholders was held on April 24, 2014. At the meeting, our shareholders voted on each of the following three matters:

●	election of eleven directors, each for a one-year term;

●	ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2014; and

●	an advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting.

The final vote results for these three matters is set forth below.

The votes cast on the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Kirk J. Agerson	4,917,447	267,231	0	2,985,502
David M. Cassard	5,105,530	79,148	0	2,985,502
Edward J. Clark	5,059,095	125,583	0	2,985,502
John F. Donnelly	4,965,231	219,447	0	2,985,502
Michael D. Faas	4,958,749	225,929	0	2,985,502
Doyle A. Hayes	5,059,781	124,897	0	2,985,502
Susan K. Jones	5,057,473	127,205	0	2,985,502
Robert B. Kaminski, Jr.	5,104,984	79,694	0	2,985,502
Calvin D. Murdock	5,104,112	80,566	0	2,985,502
Michael H. Price	5,104,921	79,757	0	2,985,502
Timothy O. Schad	5,112,410	72,268	0	2,985,502

The votes cast on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2014 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,112,443	55,096	2,641	0

The votes cast on the advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
5,020,615	149,674	14,389	2,985,502

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief
Financial Officer and Treasurer

Date: April 25, 2014

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